Exhibit 4.2

LEGG MASON, INC.,

as Issuer

and

THE BANK OF NEW YORK MELLON,

as Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of May 21, 2012

to

INDENTURE

Dated as of May 21, 2012

$650,000,000 5.50% Senior Notes due 2019

TABLE OF CONTENTS

		Page

ARTICLE 1
Definitions and Provisions of General Application

Section 1.01.	Relationship with Indenture	2
Section 1.02.	Definitions	2
Section 1.03.	Interest	10
Section 1.04.	Applicability	10

ARTICLE 2
The Notes

Section 2.01.	Issue Of Notes	10
Section 2.02.	Form Of Notes, Authentication Certificate	10
Section 2.03.	Additional Notes	11
Section 2.04.	Terms Of Notes Incorporated	11
Section 2.05.	Global Notes	11
Section 2.06.	Transfer And Exchange	11

ARTICLE 3
Interest Rate Adjustment

Section 3.01.	Rate Adjustments Upon Ratings Changes	26

ARTICLE 4
Optional Redemption

Section 4.01.	Make-Whole Call	27

ARTICLE 5
Change of Control Repurchase Event

Section 5.01.	Offer to Repurchase Upon A Change Of Control Repurchase Event	28

ARTICLE 6
Limitation On Dispositions Of Capital Stock Of Designated Subsidiaries

Section 6.01.	Fair Market Value For Designated Subsidiary Stock Dispositions	29
Section 6.02.	Dispositions With One Below Investment Grade Rating	29
Section 6.03.	Dispositions With No Investment Grade Ratings	31
Section 6.04.	Deemed Subsidiary Stock Dispositions	32
Section 6.05.	Stock Disposition Offer Procedures	32

i

Section 6.06.	Change Of Control Transactions	33

ARTICLE 7
Miscellaneous

Section 7.01.	Amendments To This Supplemental Indenture And The Notes	33
Section 7.02.	Certain Trustee Matters	34
Section 7.03.	Continued Effect	34
Section 7.04.	Provisions Binding On Company’s Successors	34
Section 7.05.	Governing Law	34
Section 7.06.	Counterparts	34

ii

          FIRST SUPPLEMENTAL INDENTURE, dated as of May 21, 2012 (this “Supplemental Indenture”), between LEGG MASON, INC., a Maryland corporation (the “Company”), and THE BANK OF NEW YORK MELLON, a New York banking corporation, as trustee under the Indenture referred to below (in such capacity, the “Trustee”).

RECITALS OF THE COMPANY

          WHEREAS, the Company and the Trustee are parties to an Indenture dated as of May 21, 2012 (the “Indenture”), providing for the issuance from time to time of one or more series of the Company’s unsecured and unsubordinated debentures, notes or other evidences of indebtedness (the “Securities”), the terms of which are to be determined as set forth in Section 301 of the Indenture; and

          WHEREAS, pursuant to Section 901 of the Indenture, without the consent of any Holders, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Indenture to establish the form or terms of securities of any series as permitted by Sections 201 and 301 of the Indenture; and

          WHEREAS, pursuant to this Supplemental Indenture, the Company desires to create a new series of Securities under the Indenture, to be titled the 5.50% Senior Notes due 2019 in an initial aggregate principal amount of $650,000,000 (the “Notes”) and to establish the forms and the terms, conditions, rights and preferences thereof;

          WHEREAS, all action on the part of the Company necessary to authorize the issuance of the Notes under the Indenture and this Supplemental Indenture has been duly taken; and

          WHEREAS, all acts and requirements necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee as provided in the Indenture and this Supplemental Indenture, the valid and binding obligations of the Company and to make this Supplemental Indenture a valid and binding agreement in accordance with the Indenture have been done and performed;

          NOW, THEREFORE, in consideration of the premises, agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE 1
DEFINITIONS AND PROVISIONS OF GENERAL APPLICATION

          Section 1.01. Relationship with Indenture. With respect to the Notes, this Supplemental Indenture constitutes an integral part of the Indenture. In the event of any inconsistency between the Indenture and this Supplemental Indenture, this Supplemental Indenture shall govern. The words “herein,” “hereof,” “hereunder,” and words of similar import shall refer to this Supplemental Indenture.

          Section 1.02. Definitions. All terms contained in this Supplemental Indenture shall, except as specifically provided herein or except as the context may otherwise require, have the meanings defined in the Indenture. Solely with respect to the Notes and this Supplemental Indenture, the following definitions shall be added to Section 101 of the Indenture and replace any existing definitions (as applicable) in the Indenture, each in appropriate alphabetical order, unless the context requires otherwise.

          “144A Global Note” means a global note substantially in the form of Exhibit A bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee, that shall be initially issued in aggregate denominations equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

          “Additional Assets” means Capital Stock of an entity primarily engaged in or related to, or property used or useful in, the asset management businesses engaged in by the Company and the Subsidiaries of the Company on May 21, 2012 or ancillary thereto.

          “Additional Interest” means all additional interest owing on the Notes pursuant to the Registration Rights Agreement.

          “Below Investment Grade Rating Event” means the Notes are unrated or rated below Investment Grade by both Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by either of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

          “Broker-Dealer” shall have the meaning set forth in the Registration Rights Agreement.

          “Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing, and in each case including economic equivalents (other than, solely for the purposes of the covenant described under Article 6 hereunder, preferred stock that is nonparticipating, nonvoting and nonconvertible and reasonable amounts of shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing, and in each case including economic equivalents, granted to employees of the Company or employees of its Subsidiaries not in connection with a Change of Control and solely in connection with bona fide employee incentive or retention programs).

          “Change of Control” means the occurrence of any of the following:

          (a) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the Company’s properties or assets and those of the Company’s Subsidiaries, taken as a whole, to any person (as defined in Section 13(d)(3) of the Exchange Act), other than the Company or one of the wholly owned Subsidiaries of the Company;

          (b) the adoption of a plan relating to the liquidation or dissolution of the Company; or

          (c) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person (as defined in Section 13(d)(3) o the Exchange Act), becomes the beneficial owner, directly or indirectly, of more than 50 percent of the Company’s Voting Stock, measured by voting power rather than number of shares;

          (d) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the Company’s outstanding Voting Stock or the Voting Stock of such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Company’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person or any direct or indirect parent company of the surviving Person, immediately after giving effect to such transaction;

          (e) the first day on which a majority of the members of the Board of Directors are not Continuing Directors; or

          (f) the consummation of a so-called “going private/Rule 13e-3 Transaction” that results in any of the effects described in paragraph (a)(3)(ii) of Rule 13e-3 under the Exchange Act (or any successor provision).

Notwithstanding the foregoing, a transaction effected to create a holding company will not be deemed to involve a Change of Control if (1) pursuant to such transaction the Company becomes a wholly owned Subsidiary of such holding company and (2) the Holders of the Voting Stock of such holding company immediately following such transaction are the same as the Holders of the Company’s Voting Stock immediately prior to such transaction.

          “Change of Control Repurchase Event” means the occurrence of a Change of Control and a Below Investment Grade Rating Event.

          “Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes to be redeemed.

          “Comparable Treasury Price” means, with respect to any redemption date, (a) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated “Composite 3:30 p.m. Quotations for U.S. Government Securities” or (b) if such release (or any successor release) is not published or does not contain such prices on such business day, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Dealer Quotations, or (2) if fewer than five such Reference Treasury Dealer Quotations are obtained, the average of all such Quotations.

          “Continuing Directors” means, as of any date of determination, any member of the Board of Directors who:

          (1) was a member of the Board of Directors on the first date that the Notes were issued; or

          (2) was nominated for election or elected to the Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board of Directors at the time of such nomination or election.

          “Credit Agreement” means the 5-Year Revolving Credit Agreement dated as of October 14, 2005, as amended and restated by the Amended Agreement dated as of February 11, 2010 among the Company, as borrower, Citibank, N.A., as Administrative Agent and the other banks party thereto, as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement governing Debt in the form of loans incurred to refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Agreement or a successor Credit Agreement, whether a revolving credit facility, term loan facility or a combination thereof.

          “Debt” means, with respect to any Person (without duplication): (a) the principal of and premium (if any) in respect of any obligation of such Person for money borrowed, and any obligation evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, (b) all obligations of such Person as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles and leases of property or assets made as part of any sale and leaseback transaction entered into by such Person, (c) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business), (d) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction, (e) all obligations of the type referred to in clauses (a) through (d) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any guarantee, (f) all obligations of the type referred to in clauses (a) through (d) of other Persons secured by any Lien on any property of such Person (whether or not such obligation is assumed by such Person), and (g) to the extent not otherwise included in this definition, obligations pursuant to any interest rate agreement, currency exchange protection agreement, commodity price protection agreement or any other similar agreement or arrangement of such Person.

          “Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with the terms of the Indenture, substantially in the form of Exhibit A, except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Note” attached thereto.

          “Designated Subsidiary Stock Disposition” means (i) the sale or other disposition of any Capital Stock of a Designated Subsidiary by the Company or a Subsidiary of the Company or (ii) the issuance of Capital Stock by a Designated Subsidiary if, after giving effect thereto, the Company and its Subsidiaries own less than 80% of each series or class of the Capital Stock of such Designated Subsidiary; provided that a sale or other disposition of Capital Stock of a Designated Subsidiary or the issuance of Capital Stock of a Designated Subsidiary that would otherwise be a Designated Subsidiary Stock Disposition shall not be a Designated Subsidiary Stock Disposition so long as such sales, dispositions or issuances, measured cumulatively from May 16, 2012 to the date of such sale, disposition or issuance, relate to Capital Stock of one of more Designated Subsidiaries that manage in the aggregate, at their respective times of disposition, less than the lower of (a) $40 billion and (b) 10% of all Designated Subsidiaries’ assets under management on the last day of the calendar month preceding the applicable sale, disposition or issuance of Capital Stock. The foregoing exception does not apply to a transaction, or series of transactions, that will exceed the threshold specified in the previous sentence.

          “Disposition Amount” means the amount of cash and the fair market value of any other consideration received in a Designated Subsidiary Stock Disposition net of:

          (1) brokerage commissions and other fees and expenses (including fees and expenses of legal counsel, accountants and investment banks) attributable to the portion of the Capital Stock constituting such Designated Subsidiary Stock Disposition,

          (2) provisions for taxes payable as a result of such Designated Subsidiary Stock Disposition attributable to the portion of the Capital Stock constituting such Designated Subsidiary Stock Disposition (after taking into account any available tax credits or deductions and any tax sharing arrangements), and

          (3) the amount of any payments that the Company estimates in good faith will be required to be made in respect of contingent liabilities directly attributable to such Designated Subsidiary Stock Disposition and retained by the Company or any Subsidiary of the Company after such Designated Subsidiary Stock Disposition, provided that any amount remaining after adjustments, revaluations or liquidations of such contingent liabilities shall constitute a Disposition Amount, provided that if immediately prior to giving effect to such Designated Subsidiary Stock Disposition, the Company and its Subsidiaries own 80% or greater of the class or series of Capital Stock that is the subject of such Designated Subsidiary Stock Disposition, the “Disposition Amount” shall be limited to the portion of the amount of cash and the fair market value of any other consideration attributable to the Capital Stock sold, otherwise disposed of or issued that results in ownership by the Company and its Subsidiaries falling below 80% of the class or series of Capital Stock. For example, if immediately prior to giving effect to a Designated

Subsidiary Stock Disposition, the Company and its Subsidiaries own 85% of the class or series of Capital Stock that is the subject of such Designated Subsidiary Stock Disposition and after giving effect to such Designated Subsidiary Stock Disposition, the Company and its Subsidiaries own 70% of such class or series of Capital Stock, the Disposition Amount shall equal the amount of cash and the fair market value of any other consideration received in such Designated Subsidiary Stock Disposition, for 10% of the class or series of Capital Stock.

          “Exchange Offer” means Registered Exchange Offer as defined in the Registration Rights Agreement.

          “Exchange Offer Registration Statement” shall have the meaning set forth in the Registration Rights Agreement.

          “Exchange Notes” means New Securities as defined in the Registration Rights Agreement.

          “Global Note Legend” means the legend set forth in Section 2.06(f)(ii) of this Supplemental Indenture, which is required to be placed on all Global Notes issued under this Indenture.

          “Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A with the appropriate legends specified in Section 2.06(f).

          “Independent Investment Banker” means any of the Reference Treasury Dealers appointed by the Company.

          “Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

          “Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) and BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) (or, in each case, if such Rating Agency ceases to rate the Notes for reasons outside of the control of the Company, the equivalent investment grade credit rating from any Rating Agency selected by the Company as a replacement Rating Agency).

          “Issue Date” means, with respect to the Notes, the date hereof and with respect to any additional Notes, the date of original issuance of such additional Notes.

          “Legended Regulation S Global Note” means a Global Note in the form of Exhibit A bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

          “Lien” means, with respect to any property of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property (including any capital lease obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing or any sale and leaseback transaction).

          “Moody’s” means Moody’s Investor Services Inc., or any successor thereto, including a replacement rating agency selected by the Company as provided in the definition of Rating Agency.

          “Notes” shall have the meaning set forth in the recitals to this Supplemental Indenture.

          “Private Placement Legend” means the legend set forth in Section 2.06(f)(i) of this Supplemental Indenture to be placed on all Notes issued under this Indenture except as otherwise permitted by the provisions of this Indenture.

          “QIB” means a “qualified institutional buyer” as defined in Rule 144A.

          “Ratings Agency” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act selected by the Company as a replacement agency for Moody’s or S&P, or both, as the case may be.

          “Reference Treasury Dealer” means each of Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC and their respective successors and any other nationally recognized investment banking firm that is a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”) appointed from time to time by the Company; provided that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Company shall substitute for such entity another nationally recognized investment banking firm that is a Primary Treasury Dealer.

          “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average of the bid and asked prices for the Comparable Treasury Issue (expressed as a percentage of its principal amount) quoted in writing by such Reference Treasury Dealer as of 3:30 p.m., New York City time, on the third business day preceding such redemption date.

          “Registration Rights Agreement” means (a) with respect to the Notes issued on the date hereof, the Registration Rights Agreement dated the date hereof between the Company and Citigroup Global Markets Inc. and Morgan Stanley &

Co. LLC, as representatives (the “Representatives”) of the Purchasers named in Schedule I to the Purchase Agreement, dated as of May 16, 2012 between the Company and the Representatives and (b) with respect to any additional Notes issued, any registration rights agreement between the Company and the other parties thereto relating to registration rights granted by the Company in respect of additional Notes.

          “Regulation S” means Regulation S promulgated under the Securities Act.

          “Regulation S Global Note” means a Legended Regulation S Global Note or an Unlegended Regulation S Global Note, as appropriate and bearing the legend set forth in Section 2.06(f)(iii).

          “Remaining Scheduled Payments” means, with respect to each Note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to such Note, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to, but excluding, such redemption date.

          “Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

          “Restricted Global Note” means a Global Note bearing the Private Placement Legend.

          “Rule 144A” means Rule 144A promulgated under the Securities Act.

          “S&P” means Standard & Poor’s Ratings Services, a division of McGraw-Hill, Inc., or any successor thereto, including a replacement rating agency selected by the Company as provided in the definition of Rating Agency.

          “Shelf Registration Statement” means the Shelf Registration Statement as defined in the Registration Rights Agreement.

          “Subsidiary” when used in connection with a Person that is not the Company has a correlative meaning to that set forth in the Base Indenture substituting the Person for the Company.

          “Treasury Rate” means, with respect to any redemption date, the rate per year equal to the semi-annual equivalent yield to maturity (computed as of the third business day immediately preceding such redemption date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

          “U.S. Person” means a U.S. person as defined in Rule 902(o) under the Securities Act.

          “Unlegended Regulation S Global Note” means a Global Note in the form of Exhibit A bearing the Global Note Legend, deposited with or on behalf of and registered in the name of the Depositary or its nominee.

          “Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

          “Unrestricted Global Note” means a Global Note substantially in the form of Exhibit A that bears the Global Note Legend, that has the “Schedule of Exchanges Note” attached thereto, that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes, and that does not bear the Private Placement Legend.

          “Voting Stock” as applied to stock of any Person, means shares, interests, participations or other equivalents in the equity interest (however designated) in such Person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such Person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.

          Section 1.03. Interest. Unless the context requires otherwise, “interest” shall include Additional Interest (if any), even if not expressly mentioned, for purpose of the Notes only and not any other series of Securities issued under the Indenture (as modified by this Supplemental Indenture).

          Section 1.04. Applicability. The provisions contained in this Supplemental Indenture shall apply only to the Notes and not to any other series of Securities issued under the Indenture and any covenants provided herein are solely for the benefit of the Holders of the Notes and not for the benefit of the Holders of any other series of Securities issued under the Indenture.

ARTICLE 2
THE NOTES

          Section 2.01. Issue Of Notes. A new series of Securities is to be issued under the Indenture as supplemented by this Supplemental Indenture. The series shall be titled the “5.50% Senior Notes due 2019.”

          Section 2.02. Form Of Notes, Authentication Certificate. The new series of Notes initially shall be issuable in the form of one or more Global Notes, registered in the name of the Depositary or its nominee. The Depository Trust Company shall be the Depositary for such Global Notes. The form and terms of the Notes and the Trustee’s certificate of authentication shall be substantially as set forth in Exhibit A hereto. Except as otherwise provided herein, the Notes shall in all respects be subject to the terms, conditions and covenants of the Indenture as supplemented by this Supplemental Indenture (including the form of Note set forth as Exhibit A hereto (the terms of which are incorporated in and made a part of this Supplemental Indenture for all intents and purposes). In the event of any inconsistency between the provisions of this Supplemental Indenture and the provisions of the Indenture, the provisions of this Supplemental Indenture shall be controlling with respect to the Notes.

          Section 2.03. Additional Notes. The Company will initially issue $650,000,000 aggregate principal amount of the Notes. The Notes may be reopened, without the consent of the Holders thereof, for increases in the aggregate principal amount of the Notes having the same ranking, interest rate, maturity and other terms as the Notes (except for the Issue Date and public offering price and Additional Interest which shall be governed by the Registration Rights Agreement applicable to the additional Notes). No additional Notes may be issued if an Event of Default has occurred and is continuing with respect to the Notes. Any additional Notes, together with the original Notes, will constitute a single series under the Indenture as supplemented by this Supplemental Indenture.

          Section 2.04. Terms Of Notes Incorporated. The terms and provisions contained in the form of Notes attached as Exhibit A shall constitute, and are hereby expressly made, a part of this Supplemental Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

          Section 2.05. Global Notes. The Notes initially will be represented by one or more Global Notes in registered, global form without interest coupons. The Global Notes will be deposited upon issuance with the Trustee as custodian for the Depository Trust Company (“DTC”), and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC. Through and including 40 days after the date of or original issuance of the Notes (such 40 day period, the “Restricted Period”), beneficial interests in Regulation S Global Notes may be held only through Euroclear Bank, S.A./N.V., as operator of the Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”) (as indirect participants in DTC), unless transferred to a Person that takes delivery through a 144A Global Note in accordance with the certification requirements described in Section 2.06.

          Section 2.06. Transfer And Exchange. (a) Global Notes. A Global Note may not be transferred as a whole except by the Depositary (who shall initially be DTC) to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes shall be exchanged by the Company for Definitive Notes if (i) the Depositary (A) notifies the Company that it is unwilling or unable to continue as Depositary for the Global Notes or (B) has ceased to be a clearing agency registered under the Exchange Act, and in each case the Company fails to appoint a successor Depositary within 90 days after receiving such notice or becoming aware of such condition; (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes in exchange for Global Notes (in whole but not in part); provided that in no event shall the Legended Regulation S Global Note be exchanged by the Company for Definitive Notes other than in accordance with Section 2.06(c)(ii); or (iii) there shall have occurred and be continuing a Default or Event of Default with respect to the Notes and DTC requests such exchange. Upon the occurrence of any of the preceding events in subclauses (i), (ii) or (iii) of this Section 2.06(a) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 304 and 306 of the Indenture. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06; however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (h) hereby.

          (b) Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this First Supplemental Indenture and the applicable procedures of the Depositary, Euroclear and Clearstream. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

          (i) Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Legended Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Purchaser of the Notes under the Purchase Agreement, dated as of May 16, 2012 with the Company providing for initial sale of the Notes). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Trustee to effect the transfers described in this Section 2.06(b)(i).

          (ii) All Other Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Trustee either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Trustee containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Legended Regulation S Global Note other than in accordance with Section 2.06(c)(ii). Upon consummation of an Exchange Offer by the Company in accordance with Section 2.06(h) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Security Registrar of the instructions contained in the letter of transmittal delivered by the holder of such beneficial interests in the Restrictive Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Supplemental Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount at maturity of the relevant Global Notes pursuant to Section 2.06(g).

          (iii) Beneficial Interests in a Restricted Global Note to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Trustee receives the following:

          (A) if the transferee shall take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications in item (1) thereof; and

          (B) if the transferee shall take delivery in the form of a beneficial interest in a Legended Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications in item (2) thereof.

          (iv) Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a

Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) and:

          (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable letter of transmittal (1) it is not an affiliate (as defined in Rule 144) of the Company, (2) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer and (3) it is acquiring the Exchange Notes in its ordinary course of business;

(B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Trustee receives the following:

          (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C, including the certifications in item (1)(a) thereof; or

          (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Trustee or the Company so requests, an opinion of counsel in form reasonably acceptable to the Trustee and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the

Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effectuated pursuant to subparagraphs (B) or (D) at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an authentication order in accordance with the terms of the Indenture, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraphs (B) or (D).

          (v) Unrestricted to Restricted. Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c) Beneficial Interests for Definitive Notes.

          (i) Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Trustee of the following documentation:

          (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B, including the certifications in item (1) thereof; or

(C) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B, including the certifications in item (3)(a) thereof,

the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g), and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Trustee through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

          (ii) Legended Regulation S Global Note to Definitive Notes. A beneficial interest in the Legended Regulation S Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to the expiration of the Restricted Period, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

          (iii) Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

          (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable letter of transmittal that (1) it is not an affiliate (as defined in Rule 144) of the Company, (2) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer and (3) it is acquiring the Exchange Notes in its ordinary course of business;

(B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Trustee receives the following:

                    (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C, including the certifications in item (1)(b) thereof; or

                    (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Trustee or the Company so requests, an opinion of counsel in form reasonably acceptable to the Trustee and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          (iv) Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii), the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g), and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Trustee through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall not bear the Private Placement Legend.

(d) Definitive Notes for Beneficial Interests in Global Notes.

          (i) Restricted Definitive Notes to Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Trustee of the following documentation:

          (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C, including the certifications in item (2)(b) thereof;

(B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B, including the certifications in item (1) thereof;

          (C) if such Restricted Definitive Note is being transferred to a Person that is not a U.S. Person in an “offshore transaction” in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B, including the certifications in item (2) thereof; or

          (D) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B, including the certifications in item (3)(a) thereof, the Trustee shall cancel the Restricted Definitive Note, and increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, and in the case of clause (C) above, the Regulation S Global Note.

          (ii) Restricted Definitive Notes to Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

          (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable letter of transmittal (1) it is not an affiliate (as defined in Rule 144) of the Company, (2) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer and (3) it is acquiring the Exchange Notes in its ordinary course of business;

(B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Trustee receives the following:

                    (1) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C, including the certifications in item (1)(c) thereof; or

                    (2) if the Holder of such Restricted Definitive Note proposes to transfer such Note to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B, including the certifications in item (4) thereof;

and, in each such case as set forth in this subparagraph (D), if the Trustee or the Company so request, an opinion of counsel in form reasonably acceptable to the Trustee and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

          (iii) Unrestricted Definitive Notes to Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or (iii) of this Section

2.06(d) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an authentication order in accordance with the terms of the Indenture, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

          (e) Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Trustee shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Trustee the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Trustee duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

          (i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Trustee receives the following:

          (A) if the transfer shall be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications in item (1) thereof; and

          (B) if the transfer shall be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

          (ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

          (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable letter of transmittal that (1) it is not an affiliate (as defined in Rule 144) of the Company, (2) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer and (3) it is acquiring the Exchange Notes in its ordinary course of business;

(B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Trustee receives the following:

          (1) if the Holder of such Restricted Definitive Note proposes to exchange such Note for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C, including the certifications in item (1)(d) thereof; or

          (2) if the Holder of such Restricted Definitive Note proposes to transfer such Note to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Trustee so requests, an opinion of counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          (iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Trustee shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

          (f) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(i) Private Placement Legend. Except as permitted below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY),] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S], ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN

THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. [IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]

          Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(iv), (c)(iii), (c)(iv), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (h) to this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE FIRST SUPPLEMENTAL INDENTURE TO THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06 OF THE FIRST SUPPLEMENTAL INDENTURE TO THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO THE

INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

(iii) Regulation S Global Note Legend. The Regulation S Global Note shall bear a legend in substantially the following form:

THE RIGHTS ATTACHING TO THIS REGULATION S GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE FIRST SUPPLEMENTAL INDENTURE TO THE INDENTURE.

          (g) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with the Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on the Schedule of Exchanges of Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

          (h) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an authentication order, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable letters of transmittal that (A) they are acquiring any Exchange Notes in the ordinary course of business, (B) they have no arrangement or understanding with any Person to participate in the distribution of the Notes or the Exchange Notes, (C) they are not an Affiliate of the Company, (D) if they are not a Broker-Dealer, they are not engaged in, and do not intend to engage in, the distribution of the Exchange Notes, (E) if they are a Broker-Dealer, they will receive Exchange Notes to be issued in the Exchange Offer for their own account in exchange for Notes that were acquired as a result of market-making activities or other trading activities and they will deliver a prospectus in connection with any resale of such Exchange Notes, and (F) they are not acting on behalf of any Person who, to their knowledge, could not truthfully make the foregoing representations and (ii) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Restricted Global Notes so accepted Unrestricted Global Notes in the appropriate principal amount.

(i) General Provisions.

          (A) To permit registrations of transfers and exchanges permitted hereunder, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company’s order or at the Trustee’s request in accordance with the Indenture.

          (B) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

(C) The Trustee shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

          (D) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid and legally binding obligations of the Company, evidencing the same Debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

          (E) The Company shall not be required (1) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption and ending at the close of business on the day of selection, (2) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part, (3) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date or (4) to register the transfer of or to exchange a Note tendered and not withdrawn in connection with a Change of Control Offer.

(F) Prior to due presentment for the registration of a transfer of any Note, the Trustee, the Paying Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, the Paying Agent or the Company shall be affected by notice to the contrary.

          (G) Neither the Trustee nor the registrar shall have any duty to monitor the Company’s compliance with or have any responsibility with respect to the Company’s compliance with any federal or state securities laws in connection with registrations of transfers and exchanges of the Notes. The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Supplemental Indenture, the Indenture or under applicable law with respect to any transfer of any interest in any Notes (including any transfers between or among the Depositary’s participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation, as is expressly required by, and to do so if and when expressly required by, the terms of this Supplemental Indenture and Indenture and to examine the same to determine substantial compliance as to form with the express requirements hereof or thereof.

ARTICLE 3
INTEREST RATE ADJUSTMENT

          Section 3.01. Rate Adjustments Upon Ratings Changes. (a) If the rating from Moody’s or S&P of the Notes is decreased to a rating set forth in the tables below, the interest rate on the Notes will increase from the interest rate payable on the Notes on the Issue Date by the percentage set forth opposite that rating:

Moody’s Rating	Percentage

Ba1	0.25%
Ba2	0.50%
Ba3	0.75%
B1 or below	1.00%

S&P Rating	Percentage

BB+	0.25%
BB	0.50%
BB-	0.75%
B+ or below	1.00%

          (b) If at any time the interest rate on the Notes has been adjusted upward and either Moody’s or S&P, as the case may be, subsequently increases its rating of the Notes to any of the threshold ratings set forth in the tables in Section 3.01(a) above, the interest rate on the Notes will be decreased such that the interest rate for the Notes equals the interest rate payable on the Notes on the Issue Date plus the percentages set forth opposite the ratings from the tables above in effect immediately following the increase. If Moody’s subsequently increases its rating of the Notes to Baa2 or higher and S&P increases its rating to BBB or higher the interest rate on the Notes will be decreased to the interest rate payable on the Notes on May 21, 2012.

          (c) Each adjustment required by any decrease or increase in a rating set forth in Section 3.01(a) or (b), whether occasioned by the action of Moody’s or S&P, shall be made independent of any and all other adjustments. Notwithstanding the foregoing, in no event shall (1) the interest rate for the Notes be reduced to below the interest rate payable on the Notes on May 21, 2012 or (2) the total increase in the interest rate on the Notes exceed 2.00% above the interest rate payable on the Notes on May 21, 2012.

          (d) If either Moody’s or S&P ceases to provide a rating of the Notes, any subsequent increase or decrease in the interest rate of the Notes necessitated by a reduction or increase in the rating by the Rating Agency continuing to provide the rating shall be twice the percentage set forth in the tables in Section 3.01(a). No adjustments in the interest rate of the Notes shall be made solely as a result of either Moody’s or S&P ceasing to provide a rating. If both Moody’s and S&P cease to provide a rating of the Notes, the interest rate on the Notes will increase to, or remain at, as the case may be, 2.00% above the interest rate payable on the Notes on May 21, 2012.

          (e) Any interest rate increase or decrease pursuant to this Section 3.01 will take effect from the first day of the interest period during which a rating change requires an adjustment in the interest rate.

(f) If either Moody’s or S&P changes its rating categories, the tables set forth in Section 3.01(a) above shall be revised accordingly.

ARTICLE 4
OPTIONAL REDEMPTION

          Section 4.01. Make-Whole Call. The Company has the option to redeem all or a portion of the Notes at any time, or from time to time, on no less than 30 nor more than 60 days’ notice mailed to Holders thereof, at a Redemption Price equal to the greater of (a) 100% of the principal amount of the Notes to be redeemed or (b) the sum of the present values of the Remaining Scheduled Payments discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus

0.50%, plus accrued and unpaid interest, if any, on the principal amount being redeemed to, but excluding, the Redemption Date, provided that the principal amount of any Note remaining outstanding after a redemption shall be $2,000 or a higher integral multiple of $1,000.

ARTICLE 5
CHANGE OF CONTROL REPURCHASE EVENT

          Section 5.01. Offer to Repurchase Upon A Change Of Control Repurchase Event. (a) If a Change of Control Repurchase Event occurs, the Company will make an offer to each Holder of Notes to repurchase all or any part (in multiples of $1,000 principal amount) of that Holder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to the date of purchase. Within 30 days following any Change of Control Repurchase Event, or, at the Company’s option, prior to any Change of Control, but after the public announcement of the Change of Control, the Company will mail a notice to each Holder of Notes describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase the Notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Notes, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Repurchase Event provisions of this Supplemental Indenture, the Notes or the Indenture by virtue of such conflict.

(b) On the Change of Control Repurchase Event payment date, the Company will, to the extent lawful:

(1) accept for payment all Notes or portions of the Notes properly tendered pursuant to the Company’s offer;

(2) deposit with the Paying Agent an amount equal to the aggregate purchase price in respect of all Notes or portions of the Notes properly tendered; and

(3) deliver or cause to be delivered to the Trustee the Notes properly accepted, together with an Officers’ Certificate stating the aggregate principal amount of Notes being purchased by the Company.

          (c) The Paying Agent will promptly mail to each Holder of Notes properly tendered the purchase price for the Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered; provided that each new Note will be in a principal amount of $2,000 or a higher integral multiple of $1,000.

          (d) The Company will not be required to make an offer to repurchase the Notes upon a Change of Control Repurchase Event if a third party makes an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and such third party purchases all Notes properly tendered and not withdrawn under its offer.

ARTICLE 6
LIMITATION ON DISPOSITIONS OF CAPITAL STOCK OF DESIGNATED SUBSIDIARIES

          Section 6.01. Fair Market Value For Designated Subsidiary Stock Dispositions. If the Company or a Subsidiary consummates a sale or other disposition of any Capital Stock of a Designated Subsidiary or a Designated Subsidiary issues Capital Stock, in each case to a Person other than the Company or a Subsidiary, then the Company or the Subsidiary must receive consideration at the time of a Designated Subsidiary Stock Disposition at least equal to the fair market value of such Capital Stock as determined by the Board of Directors (acting in good faith).

          Section 6.02. Dispositions With One Below Investment Grade Rating. (a)If the Company or any Subsidiary engages in a Designated Subsidiary Stock Disposition and, immediately after giving effect to the Designated Subsidiary Stock Disposition, the senior unsecured Debt of the Company is (i) unrated or rated below Investment Grade by one Rating Agency and (ii) Investment Grade by the other Rating Agency, the Company or any Subsidiary may, at its option, apply, no later than six months following the consummation thereof (or, if later, six months after the execution of any agreement with respect to such application, which agreement is signed within six months of the date of such Designated Subsidiary Stock Disposition) an amount equal to the Disposition Amount to:

(1) redeem or repay any Debt which was secured by the Capital Stock sold or otherwise transferred in such Designated Subsidiary Stock Disposition,

(2) repay term loans under any Credit Agreement otherwise maturing within one year of the repayment date, or

(3) reinvest in Additional Assets;

provided that if at the time a Designated Subsidiary Stock Disposition has occurred, (a)(i) Moody’s rating on the senior unsecured Debt of the Company is Baa1 or lower and (ii) S&P’s rating on the senior unsecured Debt of the Company is BBB+ or lower, and the applicable Rating Agency has announced or publicly confirmed or informed the Trustee in writing that the rating of the senior unsecured Debt of the Company is on watch for possible downgrade in connection with the Designated Subsidiary Stock Disposition, or (b) the applicable Rating Agency has announced or publicly confirmed or informed the Trustee in writing that the rating of the senior unsecured Debt of the Company is on watch for possible downgrade to a rating below Baa3 or BBB-, the ratings test in this Section 6.02 shall be applied on the earlier of (x) the date the watch has ended or (y) the 90th day after the Designated Subsidiary Stock Disposition has occurred. The amount of the Disposition Amount not applied or invested as provided in this paragraph will constitute the “Excess Disposition Amount”

          (b) When the aggregate Excess Disposition Amount from all Designated Subsidiary Stock Dispositions equals or exceeds $50 million, the Company will be required to make an offer to purchase for cash the Notes from all Holders, and, if applicable, redeem or repay (or make an offer to do so) any other Debt of the Company that is pari passu in payment in right of the Notes, which is referred to as “Pari Passu Debt.” The Company is required to redeem or repay such Debt with the proceeds from or as a result of any Designated Subsidiary Stock Disposition (or offer to do so), in an aggregate principal amount of Notes and such Pari Passu Debt equal to the Excess Disposition Amount as follows:

          (1) the Company will (a) make an offer to purchase for cash (a “Stock Disposition Offer”) the Notes to all Holders in accordance with the procedures set forth in the this Supplemental Indneture and (b) purchase or repay (or make an offer to do so) any such other Pari Passu Debt, pro rata in proportion to the respective outstanding principal amounts of the Notes, and such other Pari Passu Debt required to be redeemed, the maximum principal amount of Notes, and Pari Passu Debt that may be redeemed out of the amount (the “Payment Amount”) of such Excess Disposition Amount,

(2) the offer price for the Notes will be payable in cash in an amount equal to 100% of the principal amount of the Notes tendered pursuant to a

Stock Disposition Offer, plus accrued and unpaid interest thereon, if any, to the date such Stock Disposition Offer is consummated (the “Offered Price”), in accordance with the procedures set forth in the this Supplemental Indenture, and the repayment or redemption price for such Pari Passu Debt (the “Pari Passu Debt Price”) shall be as set forth in the related documentation governing such Debt,

          (3) if the aggregate Offered Price of Notes validly tendered and not withdrawn by Holders thereof exceeds the pro rata portion of the Payment Amount allocable to the Notes, Notes to be purchased will be selected on a pro rata basis, and

          (4) upon completion of such Stock Disposition Offer in accordance with the foregoing provisions, the Excess Disposition Amount with respect to which such Stock Disposition Offer was made shall be reset to zero.

          (c) To the extent that the sum of the aggregate Offered Price of Notes tendered pursuant to a Stock Disposition Offer and the aggregate Pari Passu Debt Price paid to the holders of such Pari Passu Debt is less than the Payment Amount relating thereto, the Company may use such excess amount for general corporate purposes.

          Section 6.03. Dispositions With No Investment Grade Ratings. If the Company or any Subsidiary engages in a Designated Subsidiary Stock Disposition and, immediately after giving effect to the Designated Subsidiary Stock Disposition and the application of the proceeds therefrom, neither Rating Agency rates the senior unsecured Debt of the Company Investment Grade, then no later than 30 Business Days following the consummation of such Designated Subsidiary Stock Disposition or, if later, 30 Business Days following the related ratings action, the Company shall apply an amount equal to the Disposition Amount to:

(1) redeem or repay any Debt which was secured by the Capital Stock sold or otherwise transferred in such Designated Subsidiary Stock Disposition,

(2) repay term loans under any Credit Agreement otherwise maturing within one year of the repayment date, or

(3) conduct a Stock Disposition Offer in accordance with the terms of the Notes described in Section 6.02(b);

provided that if at the time a Designated Subsidiary Stock Disposition has occurred, (a) (i) Moody’s rating on the senior unsecured Debt of the Company is Baa1 or lower or (ii) S&P’s rating on the senior unsecured Debt of the Company is BBB+ or lower, and the applicable Rating Agency has announced that the rating of the senior unsecured Debt of the Company is on watch for possible downgrade in connection with the Designated Subsidiary Stock Disposition, or (b) the applicable Rating Agency has announced or publicly confirmed or informed the Trustee in writing that the rating of the senior unsecured Debt of the Company is on watch for possible downgrade to a rating below Baa3 or BBB-, the ratings test in this Section shall be applied on the earlier of (x) the date the watch has ended or (y) the 90th day after the Designated Subsidiary Stock Disposition has occurred.

          Section 6.04. Deemed Subsidiary Stock Dispositions. In the event of the transfer of substantially all (but not all) of the assets of the Company as an entirety to a Person in a transaction covered by and effected in accordance with Section 801 of the Indenture, the successor or transferee party shall be deemed to have sold for cash at fair market value the Capital Stock of the Designated Subsidiaries not so transferred for purposes of Sections 6.02 and 6.03 and shall comply with the provisions of this Article 6 with respect to such deemed sale as if it were an Designated Subsidiary Stock Disposition (with such fair market value being deemed to be the Disposition Amount for such purpose).

          Section 6.05. Stock Disposition Offer Procedures. (a) Within 15 Business Days of becoming obligated to make a Stock Disposition Offer, the Company will mail a notice to the Holders of the Notes describing the transaction or transactions that gave rise to the Stock Disposition Offer and offering to purchase for cash at the Offered Price the Notes on a payment date specified in such notice, which shall be, subject to Section 6.03 and any contrary requirements of applicable law, a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed.

          (b) On or before the Stock Disposition Offer purchase date (the “Purchase Date”), the Company will, to the extent lawful:

(1) accept for payment all Notes or portions of Notes properly tendered pursuant to the Stock Disposition Offer in accordance with the provisions of this Article 6, including Section 6.02(b)(3);

          (2) deposit with the Paying Agent an amount equal to the aggregate purchase price in respect of all Notes or portions of the Notes properly tendered to be held for payment of the Notes in accordance with the provisions of this Article 6;

(3) deliver or cause to be delivered to the Trustee the Notes properly accepted, together with an Officers’ Certificate stating the aggregate principal amount of Notes being purchased by the Company.

          (c) Holders of Notes electing to have Notes purchased shall be required to surrender the Notes, with any appropriate forms duly completed, to the Company or its agent at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note that was delivered for purchase by the Holder and a statement that such Holder is withdrawing its election to have such Note purchased.

          (d) The Paying Agent will promptly mail to each Holder of Notes properly tendered the purchase price for the Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered; provided that each new Note will be in a principal amount of $2,000 or a higher integral multiple of $1,000.

          (e) The Company will comply with applicable tender offer rules, including the requirements of Rule 14e-1 under the Exchange Act and any other applicable laws and regulations in connection with the purchase of notes pursuant to a Stock Disposition Offer. To the extent the provisions of any securities laws or regulations conflict with the provisions of this Article 6, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Supplemental Indenture, the Notes or the Indenture hereunder by virtue of such conflict.

          Section 6.06. Change Of Control Transactions. Notwithstanding any other Section of this Article 6, any transaction described in clause (a) of the definition a Change of Control that results in a Change of Control Repurchase Event for which an offer to repurchase the Notes is otherwise required in accordance with the provisions described in Article 6 shall be governed by the provisions in Article 5 hereof and/or the provisions in Article Eight of the Indenture.

ARTICLE 7
MISCELLANEOUS

          Section 7.01. Amendments To This Supplemental Indenture And The Notes. Subject to the rights of the Company and the Trustee set forth in Section 901 of the Indenture and in addition to the rights of the Holders of the Notes set forth in Section 902 of the Indenture, the Company and the Trustee may enter into a supplemental indenture to the Indenture or this Supplemental Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or this Supplemental Indenture which affect the Notes or of modifying in any manner the rights of the Holders of the Notes under the Indenture only with the consent of Holders of a majority in principal amount of all Outstanding Notes.

          Section 7.02. Certain Trustee Matters. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture or the Notes or the proper authorization or the due execution hereof or thereof by the Company.

          Section 7.03. Continued Effect. Except as expressly supplemented and amended by this Supplemental Indenture, the Indenture shall continue in full force and effect in accordance with the provisions thereof, and the Indenture (as further supplemented and amended by this Supplemental Indenture) is in all respects hereby ratified and confirmed. This Supplemental Indenture and all its provisions shall be deemed a part of the Indenture in the manner and to the extent herein and therein provided.

          Section 7.04. Provisions Binding On Company’s Successors. All the covenants, stipulations, promises and agreements in this Supplemental Indenture contained by the Company shall bind its successors and assigns whether so expressed or not.

          Section 7.05. Governing Law. This Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

          Section 7.06. Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written

LEGG MASON, INC.

By:	/s/ M.R. Fetting

	Name:	Mark R. Fetting
	Title:	President and Chief Executive Officer

[Supplemental Indenture Company Signature Page]

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Latoya S. Elvin

	Name:	Latoya S. Elvin
	Title:	Associate

[Supplemental Indenture Trustee Signature Page]

Exhibit A

Form of Note

[FACE OF NOTE]

LEGG MASON, INC.

5.50% Senior Notes Due 2019

[CUSIP] [CINS]	__________________________
Dated:

No. $	__________________________

          LEGG MASON, INC., a Maryland corporation (the “Company,” which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to ____________________, or its registered assigns, the principal sum of ____________ DOLLARS ($______) [or such other amount as indicated on the Schedule of Exchanges of Note attached hereto]1 on May 21, 2019.

          Interest Rate: 5.50% per annum.

          Interest Payment Dates: May 21 and November 21, commencing November 21, 2012.

          Regular Record Dates: May 6 and November 6.

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

[1] Include in Global Security.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or in facsimile.

LEGG MASON, INC.

By:

Name:
Title:

Attest:

Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

          This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON, as Trustee

By:

Authorized Signatory

[REVERSE SIDE OF NOTE]

LEGG MASON, INC.

5.50% Senior Notes Due 2019

1. Title of Series; Indenture.

          This is one of a series of Securities issued under the indenture dated as of May 21, 2012 (as amended from time to time, the “Base Indenture”), between the Company and The Bank of New York Mellon, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of May 21, 2012 (the “First Supplemental Indenture”) between the Company and the Trustee. The Base Indenture as so supplemented by the First Supplemental Indenture is referred to herein as the “Indenture.” The title of the Securities of this series is 5.50% Senior Notes due 2019 (the “Notes” or the “2019 Notes”). Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control.

          The Indenture limits the original aggregate principal amount of the Notes to $650,000,000, but additional Notes may be issued pursuant to the Indenture, and the originally issued Notes and all such additional Notes will form a single series of Securities.

2. Principal and Interest.

          The Company promises to pay the principal of this Note on May 21, 2019.

          The Company promises to pay interest on the principal amount of this Note on each interest payment date, as set forth on the face of this Note, at the rate of 5.50% per annum (subject to adjustment as provided below).

          The interest on this Note is subject to adjustment upon changes in the ratings assigned to this Note by the Rating Agencies as further described in the Indenture.

          [The Holder of this Note is entitled to the benefits of the Registration Rights Agreement dated as of May 21, 2012 (the “Registration Rights Agreement”), among the Company and Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC as representatives of the Purchasers referred to therein. The interest rate on this Note is subject to increase on the terms and conditions set forth in the Registration Rights Agreement.]2

          Interest will be payable semiannually on each interest payment date, to the Holders of record of the Notes at the close of business on the May 6 or November 6 immediately preceding the interest payment date, commencing November 21, 2012.

          Interest on this Note will accrue from the most recent date to which interest has been paid on this Note (or, if there is no existing default in the payment of interest and if this Note is authenticated between a regular record date and the next interest payment date, from such interest payment date) or, if no interest has been paid, from [May 21, 2012].3 Interest will be computed in the basis of a 360-day year of twelve 30-day months.

          Interest not paid when due and any interest on principal, premium or interest not paid when due will be paid to the Persons that are Holders on a special record date as further described in the Indenture.

3. Redemption and Repurchase.

          This Note is subject to optional redemption, and may be the subject of an offer to purchase upon the occurrence of a Change of Control Repurchase Event or a Designated Subsidiary Stock Disposition, as further described in the Indenture. There is no sinking fund or mandatory redemption applicable to this Note.

4. Registered Form; Denominations; Transfer; Exchange.

          The Notes are in registered form without coupons in denominations of $2,000 principal amount and any multiple of $1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Trustee may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to issue, register the transfer of or exchange any Note or certain portions of a Note.

5. Defaults and Remedies.

          If one of certain Events of Default, as defined in the Indenture, occurs with respect to the Notes and is continuing, the Trustee or the Holders of at least

[2] Include only on Notes with the Private Placement Legend.

[3] For additional Notes should be the date of the last interest payment or May 21, 2012 as appropriate.

25% in principal amount of the Notes may declare all the Notes to be due and payable. If a bankruptcy or insolvency Default with respect to the Company occurs and is continuing, the Notes automatically become due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of remedies.

6. Amendment and Waiver.

          Subject to certain exceptions, the Indenture and the Notes may be amended, or default may be waived, with the consent of the Holders of a majority in principal amount of the outstanding Notes. Without notice to or the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency if such amendment or supplement does not adversely affect the interests of the Holders of the Notes in any material respect.

7. Authentication.

          This Note is not valid until the Trustee signs the certificate of authentication on the other side of this Note.

8. Governing Law.

          This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

9. Abbreviations.

          Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).

[SCHEDULE OF EXCHANGES OF NOTE]1

The following exchanges of a part of this Global Note for Definitive Notes or a part of another Global Note have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee

[1] For Global Notes

TRANSFER NOTICE

          FOR VALUE RECEIVED the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

Exhibit B

Form of Transfer Certificate

Legg Mason, Inc.
100 International Drive
Baltimore, Maryland 21202
Attention: Corporate Secretary
(410) 539-0000

The Bank of New York Mellon
[2 N. LaSalle Street, Suite 1020
Chicago, IL 60602
Facsimile: 312-827-8542
Attention: Corporate Trust Administration]

          Re: 5.50% Notes due 2019 (the “Notes”)

          Reference is hereby made to the Indenture, dated as of May 21, 2012 (the “Base Indenture”), between Legg Mason, Inc., a Maryland corporation (the “Company”) and The Bank of New York Mellon (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of May 21, 2012 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) among the Company and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          ___________________ (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount at maturity of $___________ in such Note[s] or interests (the “Transfer”), to ___________________________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

           ☐ 1. Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

           ☐ 2. Check if Transferee will take delivery of a beneficial interest in a Legended Regulation S Global Note, or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Purchaser of the Notes from the Company pursuant to the Purchase Agreement, dated as of May 16, 2012, among the Company and the Representatives named therein). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Legended Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

           ☐ 3. Check and complete if Transferee will take delivery of a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144, Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

☐ (a) such Transfer is being effected to the Company or a Subsidiary thereof; or

           ☐ (b) such Transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) an officer’s certificate executed by the Transferee and (2) an opinion of counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Definitive Notes and in the Indenture and the Securities Act.

           ☐ 4. Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

           ☐ (a) Check if Transfer is Pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

           ☐ (b) Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and, in the case of a transfer from a Restricted Global Note or a Restricted Definitive Note, the Transferor hereby further certifies that (a) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (b) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (c) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (d) the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person, and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed

Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

           ☐ (c) Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

Date:

[Insert Name of Transferor]

By:

Name:
Title:

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]
	☐	(a)	a beneficial interest in the:

		(i)	144A Global Note (CUSIP__________); or

		(ii)	Regulation S Global Note (CUSIP___________); or

	☐	(b)	a Restricted Definitive Note.

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

	☐	(a)	a beneficial interest in the:

		(i)	144A Global Note (CUSIP__________); or

		(ii)	Regulation S Global Note (CUSIP__________); or

		(iii)	Unrestricted Global Note (CUSIP__________); or

	☐	(b)	a Restricted Definitive Note; or

	☐	(c)	an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

Exhibit C

Form of Exchange Certificate

Legg Mason, Inc.
100 International Drive
Baltimore, Maryland 21202
Attention: Corporate Secretary
(410) 539-0000

The Bank of New York Mellon
[2 N. LaSalle Street, Suite 1020
Chicago, IL 60602
Facsimile: 312-827-8542
Attention: Corporate Trust Administration]

          Re: 5.50% Notes due 2019 (the “Notes”)

          Reference is hereby made to the Indenture, dated as of May 12, 2012 (the “Base Indenture”), between Legg Mason, Inc., a Maryland corporation (the “Company”) and The Bank of New York Mellon (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of May 21, 2012 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          __________________________ (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount at maturity of $____________ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

          1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

           ☐ (a) Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount at maturity, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

           ☐ (b) Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

           ☐ (c) Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

           ☐ (d) Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

           ☐ (a) Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount at maturity, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

           ☐ (b) Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE]:

☐ 144A Global Note:

☐ Regulation S Global Note:

with an equal principal amount at maturity, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

Date:

[Insert Name of Transferor]

By:

Name:
Title: